Exhibit 99.1

FOR IMMEDIATE RELEASE

ESM Acquisition Corporation Receives Notification from NYSE Regarding Delayed Filing of Q1 Form 10-Q

HOUSTON, TX, June 1, 2021 — ESM Acquisition Corporation (NYSE: ESM) (the “Company”) received on May 25, 2021 a notice (the “Notice”) from The New York Stock Exchange (the “NYSE”) indicating that, as a result of not having timely filed its quarterly report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”), the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual. It requires timely filing of all required periodic reports with the Securities and Exchange Commission (“SEC”) on or prior to the due date thereof or by the extended filing due date provided by Rule 12b-25.

The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the NYSE, subject to the Company’s compliance with the other continued listing requirements of the NYSE. As previously disclosed by the Company on its Form 12b-25 filed with the SEC on May 17, 2021, the Company is currently evaluating the accounting treatment of its warrants based on guidance from the SEC staff issued in a public statement on April 12, 2021 (the “SEC Guidance”) that highlighted the potential accounting implications of certain terms that may be common in warrants included in special purpose acquisition company transactions and discussed related financial reporting considerations. The Company is determining what effects the SEC Guidance will have on the Form 10-Q and needs more time to incorporate the revised accounting treatment required by the SEC Guidance for its warrants in its financial statements in the Form 10-Q.

The Company is working diligently to complete the Form 10-Q as soon as possible. The anticipated filing date of the Form 10-Q is currently unknown, and the Company plans to file the Form 10-Q as soon as practicably possible.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Jeffrey Ball, ESM Acquisition Corporation

JBall@emgtx.com